As filed with the Securities and Exchange Commission on March 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SKEENA RESOURCES LIMITED
(Exact name of Registrant as specified in its charter)
British Columbia (Province or other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
1133 Melville Street, Suite 2600
Vancouver, British Columbia,
Canada V6E 4E5
(604) 684-8725
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)

Copies to:
Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Andrew MacRitchie Skeena Resources Limited 1133 Melville Street, Suite 2600 Vancouver, British Columbia, Canada V6E 4E5 (604) 684-8725	Bob J. Wooder Kathleen Keilty Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, British Columbia, Canada V6E 4E5 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on (date) at (time).
2.	☐	pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS
New Issue and Secondary Offering March 19, 2025
SKEENA RESOURCES LIMITED
$525,000,000
Common Shares
Debt Securities
Warrants
Subscription Receipts
Rights
Options
Units
Skeena Resources Limited (“Skeena” or the “Corporation”) may from time to time offer and issue (i) common shares (“Common Shares”), (ii) debt securities (“Debt Securities”), (iii) warrants to purchase Common Shares or Debt Securities (“Warrants”), (iv) subscription receipts (“Subscription Receipts”), (v) rights exercisable to acquire, or convertible into, Common Shares (“Rights”), (vi) options exercisable to acquire Common Shares (“Options”) or (vii) any combination of such securities or units (“Units”) comprised of one or more of such securities (the Common Shares, Debt Securities, Warrants, Subscription Receipts, Rights, Options and Units are collectively referred to as the “Securities”) with an aggregate offering price not to exceed $525,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Securities at the time of offering) during the 25-month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains valid.
The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (“NYSE”) under the symbol “SKE”. The closing price of the Common Shares on the TSX and the NYSE on March 18, 2025, the last trading day prior to the date of this Prospectus, was $15.99 and US$11.17, respectively. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.
We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (the “MJDS”) to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference in this Prospectus have generally been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards. As a result, our financial statements may not be comparable to financial statements of United States companies prepared in accordance with United States generally accepted accounting principles.
Owning our Securities may subject you to tax consequences both in the United States and Canada. This Prospectus or any applicable shelf prospectus supplement (each, a “Prospectus Supplement”) may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, some of our officers and directors and some or all of the experts named in this Prospectus are Canadian residents, and the underwriters, dealers, agents or selling securityholders named in any Prospectus Supplement may be,
(continued on next page)

(continued from cover)
residents of a country other than the United States, and all or a substantial portion of our assets and the assets of said persons are located outside of the United States. See “Enforceability of Civil Liabilities”.
NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
All applicable information permitted under securities legislation to be omitted from this Prospectus that has been so omitted will be contained in one or more accompanying Prospectus Supplement that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.
Securities may be sold pursuant to this Prospectus through underwriters, dealers or selling securityholders or directly or through agents designated from time to time at amounts and prices and other terms determined by the Corporation or any selling securityholders. In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.
A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the anticipated net proceeds to the Corporation from the sale of such Securities, the amounts and prices at which such Securities are sold and, if applicable, the compensation of such underwriters, dealers or agents.
Certain of the Corporation’s directors, namely Walter Coles Jr., Executive Chairman, Greg Beard, Director, and Nathalie Sajous, Director, reside outside of Canada and have each appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 3500, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process in Canada. See “Agent for Service of Process”.
The Corporation’s head and registered office is located at Suite 2600, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
An investment in the Securities being offered is highly speculative and involves significant risks that you should consider before purchasing such Securities. You should carefully review the “Risk Factors” section of this Prospectus (and in any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “Caution Regarding Forward-Looking Information” and consider such risks and information in connection with an investment in the Securities.
Investors should rely only on the information contained in or incorporated by reference into this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this Prospectus (including any applicable Prospectus Supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. We or any selling securityholders will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the face page of this Prospectus, the date of any applicable Prospectus Supplement, or the date of any documents incorporated by reference herein.

ABOUT THIS PROSPECTUS
Investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy the Securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. An investor should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of our Securities pursuant thereto, unless specified otherwise. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.
Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. The Corporation believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Corporation has not independently verified such information, and the Corporation does not make any representation as to the accuracy of such information.
In this Prospectus and any Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “US$” are to U.S. dollars and references to “$” and “C$” are to Canadian dollars. See “Exchange Rate Information”.
In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Skeena” or the “Corporation”, refer to Skeena Resources Limited together with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS
We are permitted under the MJDS to prepare this Prospectus, any Prospectus Supplement, and the documents incorporated by reference herein or therein, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. As a result, the Corporation reports the mineral reserves and mineral resources of the projects it has an interest in according to Canadian standards. Technical disclosure regarding our properties included herein and in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws.
Unless otherwise indicated, all mineral reserve and mineral resource estimates included in this Prospectus and the documents incorporated by reference herein have been prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on mineral S-2 51338566.8 resources and mineral reserves, adopted by the CIM Council, as amended (the “CIM Standards”). These standards differ significantly from the mineral property disclosure requirements of the SEC in Regulation S-K Subpart 1300 (the “SEC Modernization Rules”) under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, the Corporation’s disclosure of mineralization and other technical information in this Prospectus and the documents incorporated herein by reference may differ significantly from the information that would be disclosed had the Corporation prepared the information under the standards adopted under the SEC Modernization Rules. The mineral resource and mineral reserve figures referred to in this Prospectus and the documents incorporated herein by reference are estimates and no assurances can be given that the indicated levels of mineral will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource and mineral reserve estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. Any inaccuracy or future reduction in such estimates could have a material adverse impact on the Corporation.
CAUTION REGARDING FORWARD-LOOKING INFORMATION
This Prospectus and the documents incorporated by reference herein contain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking information”). Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget” or “budgeted”, “scheduled”, “estimates”, “projects”, “forecasts”, “intends”, “proposes”, “completes”, “anticipates” or “does not anticipate”, “believes”, “likely”, “may”, “will” or “will continue”, “should”, “intend”, “anticipate”, “proposed”, “potential”, or variations of such words and phrases or statements that certain actions, events or results “may”, “can”, “could”, “would”, “might”, “will be taken”, “until such time”, “occur”, “continue”, or “be achieved”, and other similar words and expressions, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking information includes, but is not limited to, estimates, plans, expectations, opinions, forecasts, projections, priorities, strategies, targets, guidance, or other statements that are not statements of fact. Forward-looking information includes, but is not limited to, statements with respect to:
•
the offering and sale of the Securities;

•
the use of proceeds from the sale of the Securities;

•
the performance of the Corporation’s business and operations;

•
the results of the feasibility study for the Eskay Creek Project (the “Feasibility Study”), including processing capacity of the mine and anticipated mine life;

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the development, expansion, and assumed future results of operations of the Corporation’s projects;

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the intention to grow the business and operations of the Corporation;

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the applicability of certain laws, regulations, and any amendments thereof;

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the ability to access sufficient capital from internal and external sources and the ability to access sufficient capital on favourable terms;

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anticipated outcomes of lawsuits and other legal issues, and their direct and indirect impacts on other activities of the Corporation, particularly in relation to potential receipt or retention of regulatory approvals, and ongoing civil claims;

•
anticipated actions of governmental and regulatory authorities and Indigenous groups;

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anticipated success of the construction and start-up of operations at the Eskay Creek Project (as defined herein);

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anticipated success of the exploration, development and advancement of the Company’s other mineral property interests;

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collection of receivables;

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the estimation of mineral resources;

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anticipated conclusions of project studies, including preliminary economic assessments, prefeasibility studies and feasibility studies;

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anticipated achievement of milestones for the Eskay Creek Project (as defined below) and timing for completion;

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the accuracy of capital and operating cost estimates for projects;

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the ability to attract and retain skilled staff;

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requirements for additional capital;

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further drawdowns under the Corporation’s Project Financing Package (as defined herein);

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the Corporation’s ability to repurchase a portion of the Gold Stream Arrangement (as defined herein);

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plans for reclamation and replanting of disturbed sites;

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the ability of the Corporation to generate cash flow from operations;

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expectations of market prices and costs, including the impact of foreign exchange rates;

•
income and sales tax regulatory matters, tariffs, competition, sales projections, currency, and interest rate fluctuations;

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renouncing future expenditures to purchasers of Flow-Through Common Shares (as defined herein);

•
the competitive and business strategies of the Corporation;

•
the realization of mineral reserve estimates;

•
continuation of rights to explore and mine;

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exploration, development and expansion plans and objectives;

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the ability to expand existing mineral reserves and mineral resources, generally;

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environmental, permitting and social risks;

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the future development, costs and outcomes of the Corporation’s exploration projects;

•
permits, licenses and treatment under governmental regulatory regimes; and

•
anticipated future timelines, especially involving third parties and / or activities requiring permits.

With respect to the forward-looking information contained in this Prospectus or documents incorporated by reference herein, we have made assumptions regarding, among other things: (i) our ability to generate cash flow from operations and obtain necessary financing on acceptable terms; (ii) general economic, financial market, regulatory, and political conditions in which we operate; (iii) existence of a basic level of public support for mine development from the local community; (iv) competition; (v) anticipated and unanticipated costs;

(vi) government and Tahltan Nation regulation of our activities and production and in the areas of taxation and environmental protection; (vii) the timely receipt of any required regulatory approvals; (viii) our ability to obtain qualified staff, equipment, and services in a timely and cost efficient manner; (ix) our ability to conduct operations in a safe, efficient, and effective manner; (x) the ability to obtain permits or approvals required to conduct planned exploration programs; (xi) the results of exploration; (xii) the accuracy of geological and engineering assumptions; (xiii) the likelihood of future operational difficulties (including cost escalation, unavailability of materials and equipment, industrial disturbances or other job action and possible events related to health, safety and environmental matters); (xiv) the likelihood of social unrest; (xv) the likelihood of the failure of counterparties to perform their contractual obligations; (xvi) changes in priorities, plans, strategies and prospects; (xvii) general economic, industry, business and market conditions; (xviii) disruptions or changes in the credit or securities markets; (xix) changes in law, regulation, or application and interpretation of the same; (xx) the ability to implement business plans and strategies, and to pursue business opportunities; (xxi) rulings by courts or arbitrators, proceedings and investigations; (xxii) inflationary pressures; (xxiii) future impacts of pandemics or other public health crises; and (xxiv) various other events, conditions or circumstances that could disrupt Skeena’s priorities, plans, strategies and prospects.
Forward-looking information, while based on management’s best estimates and assumptions, is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Skeena to be materially different from those expressed or implied by such forward-looking information, including but not limited to: risks related to general economic conditions and credit availability; actual results of current exploration activities; unanticipated reclamation expenses; changes in project parameters as plans continue to be refined; fluctuations in prices of metals; fluctuations in foreign currency exchange rates; increases in market prices of mining consumables; possible variations in mineral reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, title disputes, claims and limitations on insurance coverage and other risks of the mining industry; negotiation of agreements necessary to interconnect infrastructure for mining operations, including delays in reaching an agreement or costs associated with alternatives; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; changes in national and local government regulation of mining operations, tax rules and regulations, and political and economic developments in countries in which Skeena operates; actual resolutions of legal and tax matters; no existing trading market for Securities other than for our Common Shares; new diseases and epidemics; conflicts in Europe and the Middle East; the geopolitical risks associated with contracting into regions or countries that are potential concentrate customers, including China; negative operating cash flow; our broad discretion in the use of net proceeds; loss of investment; smelter terms being market dependent and less favorable in the future, negatively affecting project economics; the possible future restriction of export of certain minerals (especially critical minerals) to other jurisdictions, limiting the choice of smelters available to process the Corporation’s material; dilution from equity financing; equity securities being subject to trading and volatility risks; sales by existing shareholders reducing Common Share prices; dividend distributions; securities class action litigation; publication of inaccurate or unfavourable research about the Corporation’s business; the uncertainty of maintaining a liquid trading market for the Common Shares; difficulty in enforcing U.S. judgments against the Corporation; risks related to the Debt Securities being unsecured; risks related to the Corporation being characterized as a passive foreign investment company, as well as those factors discussed in the section titled “Risk Factors” in this Prospectus and the documents incorporated or deemed to be incorporated by reference herein, which readers are advised to carefully review and consider.
Certain of the forward-looking information and other information contained in this Prospectus or documents incorporated by reference herein concerning the mining industry and the general expectations of Skeena concerning the mining industry are based on estimates prepared by Skeena using data from publicly available governmental sources, market research, industry analysis, and on assumptions based on data and knowledge of the mining industry, which Skeena believes to be reasonable. However, such data is inherently imprecise. While Skeena is not aware of any misstatement regarding any industry or government data presented in this Prospectus or documents incorporated by reference herein, the mining industry involves risks and uncertainties that are subject to change based on various factors and the accuracy and completeness of this information cannot be guaranteed.

Although Skeena has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers are cautioned not to place undue reliance on forward-looking information. The forward-looking information contained in each of the documents incorporated by reference herein is made as of the date of such document and, accordingly, is subject to change after such date. The Corporation does not undertake to update any forward-looking information, whether as a result of new information, future events or otherwise except as, and to the extent, required by applicable securities laws.
All of the forward-looking information in this Prospectus or documents incorporated by reference herein is qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Skeena.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the securities commissions or similar authorities in Canada and with the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at the address set forth on the cover page of this Prospectus and are also available electronically at www.sedarplus.com (“SEDAR+”). Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov.
The following documents of the Corporation filed with the securities commissions or similar authorities in each of the provinces of Canada, except the province of Québec, and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of Skeena dated March 28, 2024 for the year ended December 31, 2023 (the “AIF”);

(b)
the audited consolidated financial statements of Skeena as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the report of the independent registered public accounting firm thereon;

(c)
the management’s discussion and analysis of the financial condition and results of operations of Skeena as at and for the year ended December 31, 2023 (“Annual MD&A”);

(d)
the management information circular dated May 13, 2024 in respect of the annual general meeting of shareholders held on June 17, 2024;

(e)
the unaudited condensed interim consolidated financial statements of Skeena as at and for the three and nine months ended September 30, 2024 and 2023, together with the notes thereto (the “Interim Financial Statements”);

(f)
the management’s discussion and analysis of the financial condition and results of operations of Skeena as at and for the three months and nine months ended September 30, 2024 (the “Interim MD&A”);

(g)
the material change report dated July 4, 2024 in respect of the Corporation’s financing package with Orion Resource Partners for the development, construction, and general working capital required to advance the Corporation’s Eskay Creek gold-silver project (“Eskay Creek” or the “Eskay Creek Project”); and

(h)
the material change report dated February 28, 2025 in respect of the announcement and closing of the Corporation’s bought deal public offering for aggregate gross proceeds of approximately C$88.3 million.

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of Skeena and any template version of “marketing materials” (as defined in National Instrument 41-101 — General Prospectus Requirements) filed with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of the distribution of Securities shall be deemed to be incorporated by reference into this Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is filed with, or furnished to, the SEC pursuant to the U.S. Exchange Act after the date of this Prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of documents or information deemed to be furnished on Form 6-K, only to the extent specifically stated therein).
Any statement in this Prospectus or a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseded statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed in its unmodified or superseded form, to constitute a part of this Prospectus, except as so modified or superseded.
Upon the Corporation’s filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by the Corporation with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon the Corporation’s filing of an information circular in connection with an annual general meeting, the information circular filed in connection with the previous annual general meeting (unless such information circular also related to a special meeting) will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
References to the Corporation’s website or any other website in this Prospectus or any documents that are incorporated by reference herein do not incorporate by reference the information on such website into the Prospectus, and we disclaim any such incorporation by reference.
ADDITIONAL INFORMATION
A registration statement on Form F-10 will be filed by the Corporation with the SEC in respect of the offering of Securities. The registration statement, of which this Prospectus constitutes a part, contains additional information not included in this Prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.
In addition to the Corporation’s continuous disclosure obligations under the applicable securities laws of certain provinces of Canada, the Corporation is subject to the information requirements of the U.S. Exchange

Act, and in accordance therewith the Corporation files with or furnishes to the SEC reports and other information. The reports and other information that the Corporation files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Corporation has filed with the SEC may be read at the SEC’s EDGAR website, accessible at www.sec.gov.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of each expert listed in the exhibit index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
EXCHANGE RATE INFORMATION
The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.
	Nine Months Ended September 30,
	2024	2023	2022
	US$	US$	US$
Closing	0.7408	0.7396	0.7296
High	0.7510	0.7617	0.8031
Low	0.7216	0.7243	0.7285
Average	0.7351	0.7432	0.7798
	Year Ended December 31,
	2024	2023	2022
	US$	US$	US$
Closing	0.6950	0.7561	0.7383
High	0.7510	0.7617	0.8031
Low	0.6937	0.7207	0.7217
Average	0.7302	0.7410	0.7692
On March 18, 2025, the daily average exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.6993 (US$1.00 = C$1.4301).

THE CORPORATION
Overview
Skeena is a leading precious metals developer that is focused on advancing the Eskay Creek Gold-Silver Project — a past producing mine located in the renowned Golden Triangle in British Columbia, Canada. Skeena is committed to sustainable mining practices and maximizing the potential of its mineral resources. In partnership with the Tahltan First Nation, Skeena strives to foster positive relationships with Indigenous communities while delivering long-term value and sustainable growth for its stakeholders.
Figure 1: Property Locations — British Columbia’s Golden Triangle
Corporate Structure
Skeena was incorporated as Progress Petroleum Ltd. on September 13, 1979 in accordance with the Company Act (British Columbia). The Corporation changed its name to Prolific Petroleum Ltd. on October 24, 1979, then to Prolific Resources Ltd. on June 8, 1987 and finally, to Skeena Resources Limited on June 4, 1990. In 2006, the Corporation transitioned from the Company Act (British Columbia) to the Business Corporation Act (British Columbia) (the “BCBCA”).
Recent Developments
On June 24, 2024, the Corporation announced that it had secured a financing package with Orion Resource Partners for the development, construction, and general working capital required to advance the Eskay Creek Project (the “Project Financing Package”). The Project Financing Package was comprised of:
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up to a US$100 million equity investment;

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a US$200 million gold stream, consisting of a series of five tranches to be provided subject to the satisfaction of certain customary conditions (the “Gold Stream Arrangement”);

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US$350 million of committed capital available from a senior secured term loan with 1% standby fee and no break fee (the “Senior Secured Term Loan”); and

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a US$100 million cost over-run facility in the form of an additional gold stream subject to the same standby terms as the Senior Secured Term Loan.

On December 16, 2024, the Corporation announced that the British Columbia Ministry of Mining and Critical Minerals had provided approval to the Corporation for the extraction of a 10,000-tonne bulk sample from the Eskay Creek Project. The bulk sample application had been the subject of consultation with local indigenous groups and local communities. Additionally, the Corporation announced the completion of extensive environmental baseline monitoring, engineering design, geotechnical investigation, stockpile assessment and safety and reclamation studies to support the bulk sample program. The Corporation also announced that, following the Corporation’s initial Environmental Assessment application submission in mid-August 2024, the Eskay Creek Project had formally commenced the 180-day legislated application review process under the British Columbia Environmental Assessment Act.
On January 6, 2025, the Corporation announced that it had received US$45 million, representing the second tranche of the Gold Stream Arrangement. This was the second of five tranches contemplated under the Gold Stream Arrangement. The funds were made available following the satisfaction of certain conditions. The Corporation expects that the remaining three tranches will be drawn in settlements of US$50 million each, subject to the satisfaction of certain customary conditions before March 31, 2026 to support continued development of the Eskay Creek Project.
On January 16, 2025, the Corporation announced drill results from its 2024 exploratory drilling program at the KSP property in the Golden Triangle of British Columbia (the “KSP Property”). During the 2024 season, 22 drillholes totaling 9,182 metres were completed across various targets on the KSP Property. Drilling by the Corporation intersected broad intervals of previously unrecognized Au-Cu porphyry mineralization featured by 381.47 metres averaging 0.71 gpt Au, 0.69 gpt Ag, 0.03% Cu beginning at 50 metres below surface. This initial phase of widely spaced exploratory drilling traced the new mineralization along a strike length of approximately 1,000 meters, with potential for further expansion through additional drilling.
On January 27, 2025, the Corporation announced a strategic investment into TDG Gold Corp. (“TDG”) to advance the Greater Shasta-Newberry project in the Toodoggone District, in British Columbia, Canada (the “Investment”). The Corporation agreed to purchase 22,000,000 TDG common shares in exchange for the sale of the Corporation’s Sofia property to TDG, and payment of C$7 million.
On February 26, 2025, the Corporation announced it had closed a bought deal offering of 3,290,000 Common Shares at a price of C$14.70 per Common Share and 2,230,000 Common Shares issued as “flow-through shares” (“Flow-Through Common Shares”) within the meaning of subsection 66(15) of the Income Tax Act (Canada) at a price of C$17.93 per Flow-Through Common Share, for aggregate gross proceeds of approximately C$88.3 million.

CONSOLIDATED CAPITALIZATION
Other than as disclosed in this Prospectus or the documents incorporated by reference herein, there have been no material changes in the share and loan capital of the Corporation since September 30, 2024 to the date of this Prospectus.
During the period covering October 1, 2024 to March 4, 2025, the Corporation issued 1,441,873 common shares pursuant to the Corporation’s equity incentive plans and as payment for acquiring mineral properties.
On February 26, 2025, the Corporation announced it had closed a bought deal offering of 3,290,000 Common Shares and 2,230,000 Flow-Through Common Shares. In connection with such offering, the Corporation added approximately $85.1 million to shareholders’ equity.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds to Skeena from the sale of the Securities are currently intended to be used (i) to fund environmental and engineering optimization activities at Eskay Creek, (ii) to fund permitting at Eskay Creek, (iii) to fund exploration activities on certain of the Corporation’s properties, and (iv) for general working capital purposes. More detailed information regarding the use of proceeds from the sale of Securities, and each of the principal purposes for which the Corporation intends to use those net proceeds, may be set forth in the applicable Prospectus Supplement. The Corporation may also, from time to time, issue securities (including the Securities) other than pursuant to a Prospectus Supplement to this Prospectus.
However, while detailed information regarding the use of proceeds from the sale of our Securities may be described in the applicable Prospectus Supplement, the Corporation will have broad discretion over the use of the net proceeds from an offering by the Corporation of its Securities. The final use of proceeds with respect to any particular offering may be impacted by various risk factors that may impact the Corporation’s business, financial condition and results of operations. See “Risk Factors”.
As of the date of this Prospectus, the Corporation is in the development stage with respect to its material mineral property interests and has not, as yet, achieved commercial production. The Corporation has limited cash resources, as compared with its planned expenditures, has incurred significant operating losses and negative cash flows from operations in the past, and will require additional funding in order to continue operations. The Corporation anticipates the proceeds raised in connection with the sale of the Securities will be used to fund activities that will contribute to negative cash flow in the near term. The Corporation anticipates that it will remain in a state of negative operating cash flow until commercial production is achieved, at which time the Corporation anticipates beginning to generate positive cash flow.
Unless otherwise set forth in the applicable Prospectus Supplement, the Corporation will not receive any proceeds from any sale of Securities by the selling securityholders.
SELLING SECURITYHOLDERS
Our Common Shares may, with the agreement of the Corporation, be sold under this Prospectus by way of a secondary offering by or for the account of certain of our securityholders. The prospectus supplement that we will file in connection with any offering of our Common Shares by selling securityholders will include the following information:
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the names of the selling securityholders, and where the selling securityholder is not an individual, the name of the principal securityholder of such selling securityholder to the extent known;

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the number or amount of our Common Shares owned, controlled or directed by each selling securityholder;

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the number or amount of our Common Shares being distributed for the account of each selling securityholder;

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the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; and

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whether our Common Shares are owned by the selling securityholders both of record and beneficially, of record only or beneficially only.

PLAN OF DISTRIBUTION
New Issue
The Corporation may sell Securities: (i) to or through underwriters or dealers, (ii) directly to purchasers, (iii) through agents, or (iv) through a combination of any of these methods of sale. The distribution of the Securities of any series may be effected from time to time in one or more transactions.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
Each Prospectus Supplement with respect to Securities being offered will set forth the terms of the offering, including:
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the name or names of any underwriters, dealers or other placement agents;

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the number and the purchase price of, and form of consideration for, Securities;

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any proceeds to the Corporation; and

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any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires securities forming part of the underwriters’ over-allocation position acquires such securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allocation option or secondary market purchases.
Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.
Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with Securities offered by that Prospectus Supplement
Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.
Each distribution of Securities will be a new issue of securities for which (other than the Common Shares) there is no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange.

In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Secondary Offering
This Prospectus may also, from time to time, relate to the offering of our Common Shares by certain selling securityholders.
The selling securityholders may, with the agreement of the Corporation, sell all or a portion of our Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Common Shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Common Shares may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:
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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling our Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Common Shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Common Shares in the course of hedging in positions they assume. The selling securityholders may also sell our Common Shares short and deliver our Common Shares covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge our Common Shares to broker-dealers that in turn may sell such shares.
At the time a particular offering of our Common Shares is made by any selling securityholders, a prospectus supplement will be distributed which will identify the selling securityholders and provide the other information set forth under the heading “Selling Securityholders” of such prospectus supplement, including the aggregate amount of our Common Shares being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
There can be no assurance that any securityholder will sell any or all of our Common Shares registered pursuant to this Prospectus.
DESCRIPTION OF SHARE CAPITAL
General Description of Capital Structure
Skeena is authorized to issue an unlimited number of Common Shares. As at March 18, 2025, there were 114,326,071 Common Shares issued and outstanding.
Common Shares
Each Common Share carries the right to attend and vote at all general meetings of shareholders. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directors of the Corporation (the “Board of Directors”) at its discretion from funds legally available for the payment of dividends and upon the liquidation, dissolution, or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption, or conversion rights, nor do they contain any sinking or purchase fund provisions.
The Securities offered pursuant to this Prospectus may include Common Shares issuable upon exercise of any Debt Securities, Warrants, Rights or Options or upon conversion of any Debt Securities, Subscription Receipts or Rights.
Dividend Policy
The Corporation has not paid any dividends on the Common Shares since incorporation and does not anticipate paying dividends in the immediate future. The payment of future dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund its commercial activities, development and growth, and other factors that the Board of Directors may consider appropriate in the circumstances.
DESCRIPTION OF DEBT SECURITIES
As of the date of this Prospectus, the Corporation has no Debt Securities outstanding. The Corporation may issue Debt Securities, separately or together, with Common Shares, Warrants, Subscription Receipts, Rights, Options or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and the BCBCA. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture or of any instalment receipt and pledge agreement (see below) in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or of any instalment receipt and pledge agreement, as applicable. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture or instalment receipt or pledge agreement, as applicable. Prospective purchasers should refer to the Prospectus Supplement and the Indenture or instalment receipt or pledge agreement, as applicable, relating to the specific Debt Securities being offered for the complete terms of the Debt Securities. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the specific designation of the Debt Securities;

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the price or prices at which the Debt Securities will be issued;

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any limit on the aggregate principal amount of the Debt Securities;

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the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants and events of default applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the authorized denominations in which registered Debt Securities and bearer Debt Securities will be issuable, as applicable;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

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whether or not the Debt Securities will be guaranteed by some or all of the subsidiaries of the Corporation, and the terms of any such guarantees;

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whether the Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed on any securities exchange; and

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any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt or pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things: (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Corporation will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Corporation, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Common Shares or other securities of the Corporation, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
Unless otherwise indicated in an applicable Prospectus Supplement, our Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.
Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.
DESCRIPTION OF WARRANTS
General
This section describes the general terms that will apply to any Warrants for the purchase of Common Shares, or equity warrants, or for the purchase of Debt Securities, or debt warrants.
We may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.
The Corporation will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada, except the province of Québec, that it will not distribute Warrants that, according to the aforementioned terms as described in the applicable Prospectus Supplement for Warrants supplementing this Prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such Prospectus Supplement containing the specific terms of the Warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be distributed.
This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.
The applicable Prospectus Supplement relating to any Warrants that we offer will describe the particular terms of those Warrants and include specific terms relating to the offering.

Original purchasers of Warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such Warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying Securities acquired upon exercise of the Warrant, the total of the amount paid on original purchase of the Warrant and the amount paid upon exercise, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the Warrant under the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Warrant under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.
Equity Warrants
The particular terms of each issue of equity warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:
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the designation and aggregate number of equity warrants;

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the price at which the equity warrants will be offered;

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the currency or currencies in which the equity warrants will be offered;

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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

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the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

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whether we will issue fractional shares;

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whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

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the designation and terms of any Securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

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the date or dates, if any, on or after which the equity warrants and the related Securities will be transferable separately;

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whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

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material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

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any other material terms or conditions of the equity warrants.

Debt Warrants
The particular terms of each issue of debt warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

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the designation and aggregate number of debt warrants;

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the price at which the debt warrants will be offered;

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the currency or currencies in which the debt warrants will be offered;

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the designation and terms of any Securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

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the date or dates, if any, on or after which the debt warrants and the related Securities will be transferable separately;

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the principal amount of Debt Securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each debt warrant;

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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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the minimum or maximum amount of debt warrants that may be exercised at any one time;

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whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

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material U.S. and Canadian federal income tax consequences of owning the debt warrants; and

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any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the Securities subject to the warrants.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
We may issue Subscription Receipts, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the securities regulatory authorities in Canada and the United States after it has been entered into it.
General
The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that we may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of Subscription Receipts being offered;

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the price at which the Subscription Receipts will be offered;

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the designation, number and terms of the Common Shares, Warrants or a combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

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the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Common Shares, Warrants or a combination thereof;

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the procedures for the issuance and delivery of the Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

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whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

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if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of Skeena to purchase the Subscription Receipts in the open market by private agreement or otherwise;

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whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

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whether we will issue the Subscription Receipts as bearer securities, as registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other Skeena securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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whether we will apply to list the Subscription Receipts on any exchange;

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material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts; and

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any other material terms or conditions of the Subscription Receipts.

Original purchasers of Subscription Receipts will have a contractual right of rescission against us in respect of the conversion of the Subscription Receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the Subscription Receipt upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the Subscription Receipt under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Subscription Receipt under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of Skeena. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.
The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.
DESCRIPTION OF RIGHTS
We may issue Rights to our shareholders for the purchase of Debt Securities, Common Shares or other securities. These Rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the Shareholder receiving the Rights in such offering. In connection with any offering of such Rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of Rights will be issued under a separate Rights agreement which we will enter into with a bank or trust company, as rights agent, as is specified in the relevant Prospectus Supplement. The rights agent will act solely as our agent in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust with any holders of Rights certificates or beneficial owners of Rights.
The applicable prospectus supplement will describe the specific terms of any offering of Rights for which this Prospectus is being delivered, including the following:
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the date of determining our shareholders entitled to the Rights distribution;

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the number of Rights issued or to be issued to each shareholder;

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the exercise price payable for each share of Debt Securities, Common Shares or other securities which may be purchased per each Right;

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the number and terms of the shares of Debt Securities, Common Shares or other securities which may be purchased per each Right;

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the extent to which the Rights are transferable;

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the date on which the holder’s ability to exercise the Rights shall commence, and the date on which the Rights shall expire;

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the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights; and

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any other terms of the Rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the Rights.

Original purchasers of Rights which are convertible into or exchangeable for other securities of the Corporation will be granted a contractual right of rescission against the Corporation in respect of the purchase and conversion or exchange of such right. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the Right and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
DESCRIPTION OF Options
We may offer Options separately or together with other securities. The relevant Prospectus Supplement will include details of the agreement or other instrument pursuant to which such Options will be created and issued.
The particular terms and provisions of the Options offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Options. This description will include, where applicable: (i) the number of Options; (ii) the price at which the Options will be offered; (iii) the terms, conditions and procedures for the exercise of the Options into another security of ours; (iv) the amount and type of securities that may be obtained upon the exercise of each Option, and the period or periods during which any exercise must occur; (v) the designation and terms of any other securities with which the Options will be offered, if any, and the number of Options that will be offered with each security; (vi) the gross proceeds from the sale of the Options, including (if applicable) the terms applicable to such proceeds plus any interest earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Options; and (viii) any other material terms and conditions of the Options.

DESCRIPTION OF UNITS
The Corporation may issue Units, which may consist of one or more Common Shares, Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement. In addition, the relevant Prospectus Supplement relating to an offering of Units will describe all material terms of any Units offered, including, as applicable:
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the designation and aggregate number of Units being offered;

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the price at which the Units will be offered;

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the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

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the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

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whether we will apply to list the Units on any exchange;

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material U.S. and Canadian income tax consequences of owning the Units, including, how the purchase price paid for the Units will be allocated among the securities comprising the Units; and

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any other material terms or conditions of the Units.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided as required by applicable securities laws in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities having a maturity in excess of one year pursuant to this Prospectus.
PRIOR SALES
Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
MARKET FOR SHARES
Trading prices and volume will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain general Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain general U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such general consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the general tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS
Investing in our Securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of our development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our Securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. In addition to the other information contained in this Prospectus and the documents incorporated by reference herein, you should carefully consider the risks described below, as well as the risks described under the “Risk Factors” section of the AIF before purchasing the Securities.
Risks Related to our Business
Our business requires the successful construction and start-up of a mill and the permits to do so.
In recent years in Canada, it has become increasingly challenging to build a mine. Before having a prospect of profitable operations, the Corporation’s current business plan involves identifying the sources of sufficient capital to fund construction and start-up, obtaining a positive construction decision from the Board of Directors, successful construction of a mill and the start of mining and milling operations.
Many permits and authorizations must be obtained in order to successfully execute this plan, and each permit or authorization may not be granted on a timely basis, or may not be granted at all. Obtaining permits may become more onerous as a result of changes to political parties in power at the federal, provincial and local level, including changes within Indigenous leadership. Certain non-governmental organizations actively seek to delay the granting of mining permits, or challenge them after they have been granted. In addition, there is an increasing sensitivity to the handling and storage of mine waste tailings. The Corporation is committed to actively engaging with and consulting relevant Indigenous groups, some of whom may not be supportive of mining development in their traditional territory, and who may seek to temporarily delay or permanently prevent the development of the mine. Delays in construction resulting from the factors described above or otherwise typically cause costs to increase.
The start-up and integration of all of the systems in a mill facility is a complicated undertaking. In addition, models of mineralization may not be accurate. Metallurgy can also vary throughout the ore body causing challenges in extracting and concentrating sufficient metal, especially during the start-up period. Delays in achieving commercial production during the start-up period may result in delayed revenues.
Because the Corporation does not have positive operating cash flow, where revenue delays or cost overruns are significant, the Corporation may be forced to raise additional capital in order to achieve commercial production. Financial markets typically adjust a company’s valuation downward when a company is forced to raise additional capital during construction in order to achieve commercial production. In extreme cases, the Corporation may be unable to raise additional capital which may result in equity becoming valueless and the loss of an investor’s entire investment.
Our business may be affected by global economic conditions.
Global financial markets have at various times in the past, and may, in the future, experience extreme volatility impacting many industries, including the mining industry. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks, including rising inflation, related government interventions, and global supply-chain disruption. A sudden or prolonged slowdown in the financial markets or other economic conditions, including but not limited to, fuel and energy costs, potential changes to trade policy, including tariff and import/export regulations, consumer spending, employment rates, business conditions, inflation, consumer debt levels, lack of available credit, the state of the financial markets, rising interest rates and tax rates, may adversely affect our growth and potential future profitability.
Future economic shocks may be precipitated by a number of causes, including, but not limited to, a rise in the price of oil and other commodities, the volatility of metal prices, rising inflation and interest rates, geopolitical instability, war, invasions or other armed conflicts, terrorism, pandemics, epidemics or other health concerns, the devaluation and volatility of global stock markets, tariffs and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favourable to us or at all. In such an event, our operations and financial condition could be adversely impacted.
The Corporation has a negative operating cash flow and may continue to have a negative operating cash flow for the foreseeable future.
The Corporation is a development and construction stage company in respect to its mineral property interests and has not generated cash flow from operations. The Corporation is devoting significant resources to the development and construction of its properties, however there can be no assurance that it will generate positive cash flow from operations in the future. The Corporation currently has negative cash flow from operating activities and expects to continue to incur negative operating cash flow and losses until such time as it achieves commercial production.
Risks Related to Our Securities
We will have broad discretion in the use of the net proceeds.
While information regarding the intended use of proceeds from the sale of our securities will be described in the applicable Prospectus Supplement, we retain broad discretion over the use of the net proceeds from a prospectus offering. We have identified certain forward-looking plans and objectives for the proceeds, but our ability to achieve such plans and objectives could change as a result of a number of internal and external factors, such as the impact of pandemics or other health crises on society and our operations, the impact that cross-border trade tariffs may have on the supply of raw materials required for the construction and development of the Eskay Creek Project, the impact that results from continued exploration and evaluation activities may have on our future evaluation and development plans and anticipated costs and timelines, the prices (and expected future prices) of gold and silver, access to sufficient capital and resources, and conflicts in Europe and the Middle East. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from the sale of the Securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and that may result in or increase our losses from operations.
Investors may lose their entire investment.
An investment in Securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Corporation.
Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power and reduce our earnings per share.
We are authorized to issue an unlimited number of Common Shares. We may sell additional equity securities (including through the sale of securities convertible into Common Shares) and may issue additional debt or equity securities to finance our operations, exploration, development, acquisitions or other projects. However, we cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution of our anticipated eventual earnings per share.
Additional issuances of Securities may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Sales of substantial amounts of Securities by us or our existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for Securities and, in the case of sales of Securities from treasury, dilute investors’ earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. Exercises of presently outstanding share options, Warrants or settlement of incentive shares in Common Shares may also result in dilution to security holders. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of Securities should we desire to do so.
Our Common Shares are subject to various factors that have historically made share prices volatile.
The market price of the Common Shares may be subject to large fluctuations, which may result in losses to investors.
The market price of our securities have experienced wide fluctuations which may not necessarily be related to the financial condition, operating performance, underlying asset values or prospects of Skeena. These factors include macroeconomic developments in North America and globally, market perceptions of the attractiveness of particular industries and volatile trading due to unpredictable general market or trading sentiments.
The market price of the Common Shares is also likely to increase or decrease in response to a number of events and factors, including: our operating performance and the performance of competitors and other similar companies; volatility in metal prices; the arrival or departure of key personnel; the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement; the public’s reaction to our press releases, material change reports, other public announcements and our filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; changes in general economic and/or political conditions; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the factors listed under the heading “Caution Regarding Forward-Looking Information”.
The market price of the Common Shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.
Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.
The market price of the Common Shares could decline as a result of future issuances or sales of our securities, which could result in insufficient liquidity.
The market price of the Common Shares could decline as a result of issuances of securities by us or sales by our existing shareholders of Common Shares in the market, or the perception that these sales could occur. The issuance of Common Shares upon the exercise of our outstanding stock options may also reduce the market price of the Common Shares. Additional Common Shares and stock options may be issued in the future. A decrease in the market price of the Common Shares could adversely affect the liquidity of the Common Shares on the TSX and NYSE. Our shareholders may be unable, as a result, to sell significant quantities of the Common Shares into the public trading markets. We may not, as a result, have sufficient liquidity to meet the continued listing requirements of the TSX and the NYSE. Sales of the Common Shares by shareholders might also make it more difficult for us to sell equity or debt securities at a time and price that we deem appropriate, which may have a material adverse effect on our business, financial conditions and results of operations.

No Guarantee of an active liquid market for the Common Shares.
There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and NYSE. Investors may not be able to sell their Common Shares quickly, at all, or at the latest market price if trading in the securities is not active.
U.S. investors may find it difficult to enforce U.S. judgments against us.
We are incorporated under the laws of British Columbia, Canada and the many of our directors and officers are not residents of the United States. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may be difficult for U.S. investors to effect service of process within the United States upon us or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.
We believe that we are likely a passive foreign investment company, which may subject U.S. holders to adverse U.S. federal income tax consequences.
Prospective U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a “passive foreign investment company” (or a “PFIC”) for U.S. federal income tax purposes. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the corporation’s income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. We believe that we have likely been classified as a PFIC for prior taxable years and likely will continue to be classified as a PFIC for the current taxable year and the foreseeable future. Prospective investors should consult their own tax advisors regarding the likelihood and consequences of us being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.
We have never paid, and do not currently anticipate paying, dividends.
We have not paid any dividends on the Common Shares since incorporation and do not anticipate paying dividends in the immediate future. The payment of future dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our commercial activities, development and growth, and other factors that the Board of Directors may consider appropriate in the circumstances.
Forward-looking information may prove to be inaccurate.
Investors should not place undue reliance on forward-looking information. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking information or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on the risks, assumptions and uncertainties can be found in this under the heading “Caution Regarding Forward-Looking Information”.
Our business strategies may require additional financing in the future and such additional financing may not be available on acceptable terms, if at all.
The Project Financing Package provides the Corporation with more available capital than the remaining estimated expenditures required to bring the Eskay Creek Project back into production. However, estimates are necessarily uncertain and, should any of the assumptions underlying such estimates not prove to be accurate, the Corporation may require additional financing. In addition, our ability to access the remaining tranches under the Gold Stream Arrangement is subject to us meeting certain customary conditions, including but not limited to, incurring certain aggregate expenditures for the construction and development of Eskay Creek. In addition, the terms of the Senior Secured Term Loan require us to satisfy various affirmative and negative covenants. Failure to comply with these covenants may affect future utilizations under the Senior Secured Term Loan or lead to an event of default, which could cause the relevant lender to declare the Corporation in default on its existing obligations. If such an event of default were declared and remained uncured, all borrowed amounts under the Senior Secured Term Loan could become due and payable immediately.
In the event the Project Financing Package is not sufficient, or not available, to fund the continued development the Eskay Creek Project or if the Corporation pursues additional corporate opportunities, the Corporation may require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Corporation. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against assets of the Corporation and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Corporation to obtain additional capital and to pursue business opportunities, including potential acquisitions.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.
We are a “foreign private issuer”, as such term is defined in Rule 405 under the U.S. Securities Act, and not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S. Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.
As a foreign private issuer, we are exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we are not required under the U.S. Exchange Act to file annual or quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the U.S. Exchange Act.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We currently rely on this exemption with respect to requirements regarding the quorum for any meeting of our shareholders. We may in the future elect to follow home country practices in Canada with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.
There is currently no market through which the Securities, other than the Common Shares, may be sold.
Other than for Common Shares, there is no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that an active trading market will develop for Debt Securities,

Warrants, Subscription Receipts, Rights, Options or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
The public offering prices of the Securities may be determined by negotiation between Skeena and underwriters, dealers, agents or other purchasers based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.
Public companies are subject to securities class action litigation risk.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Corporation faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could materially harm its business.
The Debt Securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.
Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities. See “Description of Debt Securities”.
AGENT FOR SERVICE OF PROCESS
Certain directors of the Corporation, namely Walter Coles Jr., Executive Chairman, Greg Beard, Director, and Nathalie Sajous, Director, reside outside of Canada. Each has appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
Walter Coles Jr., Greg Beard and Nathalie Sajous	Blakes Vancouver Services Inc. c/o Blake, Cassels & Graydon LLP Suite 3500, 1133 Melville Street Vancouver, British Columbia, V6E 4E5, Canada
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
LEGAL MATTERS
Certain legal matters related to the Securities offered by this Prospectus will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP as a group beneficially own, directly or indirectly, less than 1% of the issued and outstanding securities of the Corporation. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.
INTEREST OF EXPERTS
Certain technical information relating to the Eskay Creek Project contained within this Prospectus or incorporated by reference in this Prospectus is based on the technical report entitled “Eskay Creek Project,

British Columbia, NI 43-101 Technical Report on Updated Feasibility Study” with an effective date of November 14, 2023 prepared by Ben Adaszynski, P.Eng., Sedgman Canada Limited, Terre Lane, MMSA QP, Global Resource Engineering, Dr. Hamid Samari, MMSA QP, Global Resource Engineering, Jim Fogarty, P.Eng., Knight Piésold Ltd., Ian Stilwell, P.Eng., BGC Engineering Inc., Rolf Schmitt, P.Geo., ERM Consultants Canada Ltd., A.J. MacDonald, P.Eng., Integrated Sustainability Ltd., David Baldwin, P.Eng., Carisbrooke Consulting Inc. and Steven Andrew Baisley, P.Geo., M.A. O’Kane Consultants Inc.
All other scientific and technical information in this Prospectus Supplement, and in the AIF and the Annual MD&A which are incorporated by reference herein, has been reviewed and approved by Paul Geddes, Senior Vice President, Exploration & Resource Development, who is an employee of the Corporation and who is a “qualified person” for the purposes of NI 43-101.
As at the date of this Prospectus, to the best knowledge of the Corporation, the aforementioned persons, collectively, held less than 1% of the securities of the Corporation when they prepared or certified a report, valuation, statement or opinion, as applicable, referred to above and as at the date of this Prospectus, and they did not receive any direct or indirect interest in any securities of the Corporation or of any associate or affiliate of the Corporation in connection with the preparation or certification of such report, valuation, statement or opinion, as applicable.
As at the date of this Prospectus, other than Paul Geddes, Senior Vice President, Exploration & Resource Development, none of the aforementioned persons is or is currently expected to be elected, appointed or employed as a director, officer or employee of Skeena or of any associate or affiliate of Skeena.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of the Corporation is KPMG LLP, Chartered Professional Accountants, having an address at Suite 1100 – 777 Dunsmuir Street, PO Box 10426 Pacific Centre, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP have confirmed with respect to the Corporation that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation and also that they are independent accountants with respect to Skeena under all relevant U.S. professional and regulatory standards.
As of the date of this Prospectus, the Corporation’s transfer agent and registrar is Computershare Investor Services Inc. at its offices in Vancouver, British Columbia.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, are also required to file reports with, and furnish other information to, the SEC. Under the MJDS, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.
You may read any document we file with or furnish to the securities commissions and authorities of the applicable provinces and territories of Canada through SEDAR+ and any document we file with, or furnish to, the SEC are electronically available on the SEC’s EDGAR website, and may be accessed at www.sec.gov. Please note that the SEC’s EDGAR website and the website containing Canadian securities regulatory filings are included in this Prospectus and any applicable Prospectus Supplement as inactive textual references only. The information contained on such websites is not incorporated by reference in this Prospectus and any applicable Prospectus Supplement and should not be considered part of this Prospectus or any applicable Prospectus Supplement, except as explicitly described in the section titled “Documents Incorporated by Reference”.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a company incorporated under the BCBCA. A number of our directors and most of our officers and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Corporation’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.
We will file with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint CT Corporation System, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
The Registrant (“we” or “us”) is subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
Under Section 160 of the BCBCA, an individual who:
•
is or was a director or officer of the Registrant;

•
is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

•
at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the BCBCA also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.
Under Section 161 of the BCBCA, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the BCBCA and subject to Section 163 of the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.
Under Section 163 of the BCBCA, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.
Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:
•
order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•
order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•
order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

•
order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

•
make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.
The foregoing description is qualified in its entirety by reference to the BCBCA.
Under the articles of the Registrant, subject to the provisions of the BCBCA, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles.
Under the articles of the Registrant, subject to provisions of the BCBCA, the Registrant may agree to indemnify and may indemnify any person. The Registrant has entered into indemnity agreements with all of the Registrant’s directors and officers.
Pursuant to the articles of the Registrant, the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.
Under the articles of the Registrant, the Registrant has purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.
Item 2.   Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.
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Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
The Annual Information Form of the Registrant dated March 28, 2024 for the year ended December 31, 2023 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024).

4.2
The audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the independent auditors’ reports thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024).

4.3
The management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the year ended December 31, 2023 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024).

4.4
The unaudited condensed interim consolidated financial statements of the Registrant as at September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on November 14, 2024).

4.5
The management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2024 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on November 14, 2024).

4.6
The management information circular of the Registrant dated May 13, 2024 in connection with the annual meeting of shareholders of the Registrant held on June 17, 2024 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 21, 2024).

4.7	The material change report of the Registrant dated July 4, 2024 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on July 8, 2024).
4.8
The material change report of the Registrant dated February 28, 2025 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on February 28, 2025).

5.1	Consent of KPMG LLP
5.2	Consent of Sedgman Canada Limited
5.3	Consent of Global Resource Engineering
5.4	Consent of Knight Piésold Ltd.
5.5	Consent of BGC Engineering Inc.
5.6	Consent of ERM Consultants Canada Limited
5.7	Consent of Integrated Sustainability Ltd.
5.8	Consent of Carisbrooke Consulting Inc.
5.9	Consent of M.A. O’Kane Consultants Inc.
5.10	Consent of Paul Geddes
6.1	Powers of Attorney (included in Part III of this Registration Statement)
7.1	Form of Indenture
107	Filing Fee Table
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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on March 19, 2025.
SKEENA RESOURCES LTD.
By:
/s/ Andrew MacRitchie

Name:
Andrew MacRitchie

Title:
Chief Financial Officer

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Randy Reichert and Andrew MacRitchie, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Randy Reichert Randy Reichert	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2025
/s/ Andrew MacRitchie Andrew MacRitchie	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2025
/s/ Walter Coles Jr. Walter Coles Jr.	Director and Executive Chairman of the Board of Directors	March 19, 2025
/s/ Suki Gill Suki Gill	Director	March 19, 2025
/s/ Greg Beard Greg Beard	Director	March 19, 2025
/s/ Craig Parry Craig Parry	Director	March 19, 2025
/s/ Nathalie Sajous Nathalie Sajous	Director	March 19, 2025
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on March 19, 2025.
PUGLISI & ASSOCIATES
(Authorized Representative in the United States)
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director

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